CONSENT TO SHARED-SACRIFICE REDUCTION IN SALARY
In light of the COVID-19 pandemic, and its impact on the business, operations, and employees of Aon plc and its subsidiaries and affiliates (“Aon”), I, Greg Case, hereby knowingly and voluntarily consent to a shared-sacrifice reduction of my salary by fifty-percent (50%), beginning on May 1, 2020 and ending on December 31, 2020 or such earlier or later date upon which Aon and I may agree in writing (the “Permissible Reduction Period”). During the Permissible Reduction Period, I acknowledge and agree that the above-described reduction shall not (i) breach or be deemed to breach any provisions of any employment agreement, offer letter, or other agreement between myself and Aon, or (ii) trigger any severance or good reason (or the like) rights under any employment agreement, offer letter, or other agreement, plan, or program (including, without limitation, the Aon plc Amended and Restated Senior Executive Combined Severance and Change in Control Plan) through Aon that may apply to me.
EXECUTIVE
Sign name: /s/ Greg Case
Print name: Greg Case
Date: April 23, 2020
AON PLC
Signed:
Lisa Stevens
Chief People Officer

    1